Exhibit 23.3

SRK Consulting (U.S.), Inc. Suite 3000 7175 West Jefferson Avenue Lakewood, CO 80235 T: 303.985.1333 F: 303.985.9947 denver@srk.com www.srk.com

CONSENT OF SRK CONSULTING (US), INC.

We hereby consent to the use by Molycorp, Inc. in connection with its Registration Statement on Form S-3 and related prospectus, and any amendments and supplements thereto (the “Registration Statement”), of (i) our report dated April 28, 2012, as supplemented by our alternative technical economic model dated July 2, 2012 and our alternative technical economic model dated November 8, 2010, and (ii) our report dated April 2012, and all information derived from such reports. We also consent to all references to us in the prospectus contained in such Registration Statement, including under the heading “Experts.”

Date: August 15, 2012	SRK CONSULTING (US), INC.
Name:	Terry Braun, P.E.
Title:	Vice President, Principal Environmental Engineer

U.S. Offices:		Mexico Office:	Canadian Offices:		Group Offices:
Anchorage	907.677.3520	Guadalupe,	Saskatoon	306.955.4778	Africa
Denver	303.985.1333	Zacatecas	Sudbury	705.682.3270	Asia
Elko	775.753.4151	52.492.927.8982	Toronto	416.601.1445	Australia
Fort Collins	970.407.8302		Vancouver	604.681.4196	Europe
Reno	775.828.6800		Yellowknife	867.873.8670	North America
Tucson	520.544.3688				South America